Exhibit 10.1

OFFICE LEASE

NOTICE:

The submission of this document for examination does not constitute an option or offer to lease space at the Project.  This document shall have no binding effect on the parties unless executed by the Landlord and the executed copy is delivered to the Tenant.

This Lease is made this 19th day of September 2005 by and between Centurion SW LLC a Delaware limited liability company (“Landlord”) and Sento Corporation (“Tenant”).

WITNESSETH:

1.                                      BASIC LEASE PROVISIONS:

1.1.	Project Name:	Compass Bank Plaza
	Address:	505 Marquette NW
		Albuquerque, NM 87102
	Building:
	Unit/Suite No.:	700
	Floor:	7

1.2.          Area of Premises:  15,054 rentable square feet as reflected on the site plan attached hereto as Schedule 1.

1.3.          Tenant’s Percentage Share:  6.48% (said Percentage Share shall be adjusted in the event the rentable area of the Building is increased or decreased).

Based upon Premises of 15,054 rentable square feet in a Building of 232,326 rentable square feet.

1.4.          Commencement Date of Lease:  The latter of November 1, 2005 or substantial completion of Tenant Improvements and receipt of a Certificate of Occupancy from the local municipal authority.

1.5.          Expiration Date of Lease:  December 31, 2010 or sixty-two (62) months following Commencement Date, whichever is later.

1.6.          Rent Commencement:  seventy-five (75) days following Commencement Date.

1.7.          Base Rent:  14.50 per rentable square foot per year payable in equal monthly installments in the following manner:

$  -0- From Commencement Date through the next 75 days

$ 18,190.25 per month January 15, 2006 (estimated) - October 31, 2006

$ 18,554.06 per month November 1, 2006 - October 31, 2007

$ 18,925.14 per month November 1, 2007 - October 31, 2008

$ 19,303.64 per month November 1, 2008 - October 31, 2009

$ 19,689.71 per month November 1, 2009 - October 31, 2010

$ 20,083.51 per month November 1, 2010-December 31, 2010

Landlord hereby acknowledges receipt of $18,190.25 as consideration for this lease and as first month’s rent.

1.8.          Security Deposit:  $ intentionally deleted

1.9.          Permitted Use:  general office uses/ call center.

1.10.        Trade Name:  Sento Corporation.

1.11         Parking Spaces:  45 spaces total Building parking ratio is 1.4: 1000 SF.  Tenant shall be entitled to additional parking at said ratio once the occupied square footage exceeds 30,000 SF under this lease agreement.

1.12.        Initial Parking Rate:  $ N/A per parking space per month.

1.13.        Late Charges:  The parties agree that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the amount of which is extremely difficult to ascertain.  Therefore, the parties agree that if any installment of rent is not received by Landlord within 10 days after rent is due, Tenant will pay to Landlord a sum equal to 1% of the monthly rent as a late charge.

1.14.        Rental Adjustment(s) during initial term:  See above

1.15.        Options to Extend:  Two (2)  Five (5) Year options

1.16.        Rent for Option Periods:  at the lesser of the then current lease rate or 95% of the then Fair market rent.  [See Schedule 3 for computation of fair market rent.]

1.17.        Option Exercise Deadline:  Tenant must give Landlord written notice of the exercise of the option(s) set forth in Paragraph 1.15 above six (6)  months prior to the date this Lease would terminate if such option were not exercised (“Option Exercise Deadline”).  Tenant’s exercise of the option(s) will only be effective if Tenant is not in default on the date on which Tenant exercises said option(s) and if Tenant is also not in default on the date on which the option period commences.

1.18.        Base Year for Operating Expenses and Real Estate Taxes:  2006

1.19.        Calculation of Operating Expense Rent:  See Paragraph 6.

1.20.        Guarantor(s):  None.  See Schedule 4.

1.21.        Address for payment of rent and notices:

For Rent, Notices and Work Requests:

Centurion SW LLC	Sento Corporation
5301 Central NE	420 E South Temple Suite 400
Suite 200	Salt Lake City, UT 84111
Albuquerque, NM 87108	801-431-9200
505.314.1345

1.22.        Broker:  The Brokers are CB Richard Ellis, Albuquerque and CB Richard Ellis, Salt Lake City and Landlord will bear the cost of the commission payable to Broker in connection with this Lease.  Landlord and Tenant warrant and represent to each other that they have not consulted or negotiated with any broker or finder with regard to the Premises or this Lease other than Broker.  If either party shall be in breach of the foregoing warranty, such party shall indemnify the other against any loss, liability and expense (including attorneys’ fees and court costs) arising out of claims for fees or commissions from anyone having dealt with such party in breach.

2.                                      DEFINITIONS:  Unless the context otherwise specifies or requires, the following terms will have the meanings set forth below:

2.1.          Common Areas:  All areas and facilities outside the Premises and within the exterior boundaries of the Project that are not leased to other tenants and that are provided and designated by Landlord, in its sole discretion from time to time, for the general use and convenience of Tenant and other tenants of the Project and their authorized representatives, entities, invitees and the general public.  Common Areas are areas within and outside of the buildings on the Project, such as common entrances, lobbies, pedestrian walkways, patios, landscaped areas, sidewalks, service corridors, elevators, restrooms, stairways, decorative walls, plazas, loading areas, parking areas and roads.

2.2.          Operating Expenses:  All costs of operating, servicing, administering, repairing and maintaining the Project (excluding costs paid directly by Tenant and other Tenants in the Project or otherwise reimbursable to Landlord), the landscaping of Common Areas of the Project and the parking lot or garage contiguous to the Project if Tenant is not paying any parking fees.  All costs of operating, servicing, administering, repairing and maintaining the Project include any reasonable and necessary costs of operation, maintenance and repair, computed in accordance with generally accepted accounting principles applied on a consistent basis (“GAAP”), and will include by way of illustration, but not limitation:

(i)            all necessary costs of managing, operating and maintaining the Project, including, without limitation, wages, salaries, fringe benefits and payroll burden for employees on-site utilized in the day to day operation of the Project; public liability, flood, property damage and all other insurance premiums paid by Landlord with respect to the Project, including any amounts that would be charged as premiums if Landlord self-insures any of the insurance risks; liability disclaimers; water, sewer, heating, air conditioning, ventilating and all other utility charges (other than with respect to utilities separately metered and paid directly by Tenant or other tenants); the cost of contesting the validity or amount of real estate property taxes; janitorial services; access control; window cleaning; elevator maintenance; fire detection and security services; gardening and landscape maintenance; all costs of snow and ice removal; trash, rubbish, garbage and other refuse removal; pest control; painting; facade maintenance; lighting; exterior and common area wall repairs; roof repairs; maintenance of all steam, water and other water retention and discharging piping, lakes, culverts, fountains, pumps, weirs, lift stations, catch basins and other areas and facilities, servicing the project; canal embankment and related maintenance; repair and repainting of sidewalks due to settlement and potholes and general resurfacing and maintenance of parking areas; sanitary control;; reasonable fair market management fees; union increases; road sidewalk and driveway maintenance; and all other Project maintenance, repairs and insurance;

(ii)           the cost of any capital improvements or other costs (A) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Property or Building, (B) made to the Property or Building after the Commencement Date that are first required under any applicable Legal Requirement adopted after the Lease Commencement Date, or (C) for the refurbishment or replacement of Property or Building improvements or amenities; provided, however, that if any such cost described in (A), (B) or (C) above is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine, together with interest on the unamortized balance at the rate of 8% per annum.

(iii)          the costs of supplies, materials and tools;

(iv)          all real and personal property taxes, assessments (whether they be general or special), sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state or local government charge, general, special, ordinary or extraordinary (but not including income taxes), which may now or hereafter be levied or assessed against the land upon which the Project stands or the Project for such year or the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Project for the operation thereof (the “Taxes”).

Operating Expenses shall not include:

(a)           depreciation on the Project or any Common Areas;

(b)           costs of space planning, tenant improvements, marketing expenses, finders fees and real estate broker commissions;

(c)           any and all expenses for which Landlord is reimbursed (either by an insurer, condemnor or other person or entity), but only to the extent of such reimbursement, and any and all expenses for which Landlord is reimbursed or entitled to reimbursement by a tenant in the Project pursuant to a lease provision in such tenant’s lease;

(d)           salaries for personnel above the grade of senior property manager, senior controller, senior accountant and senior engineer;

(e)           costs in connection with services or benefits of a type which are not provided to Tenant, but are provided to another tenant or occupant;

(f)            mark-ups on electricity and condenser cooling water for heat pumps in excess of Landlord’s costs therefor;

(g)           Landlord’s general overhead and administrative expenses not directly allocable to the operation of the Project; and

(h)           cost of repair or other work necessitated by the gross negligence or willful misconduct of Landlord or Landlord’s employees, contractors or agents.

Annual increases in Tenant’s pro rata share of controllable operating expenses shall not exceed increases in excess of four percent (4%) in any one year.  Controllable operating expenses are defined as all operating expenses listed above in paragraph 2.2 (i), (ii) and (iii) excluding utilities, and insurance. Tenant shall be exempt from any increase in Real Estate Taxes which the building may incur as a result of a sale, refinance, transfer of ownership or any other triggering event during the Lease term or any extension thereof.

3.                                      PREMISES:

3.1.          Lease of Premises:  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the agreements, covenants, conditions and provisions set forth in this Lease, to which Landlord and Tenant hereby mutually agree, the premises (the “Premises”) described in Paragraphs 1.1 and 1.2 above and with tenant improvements in accordance with the attached Schedule 1 provided at a cost to Landlord not to exceed $12.00 per rentable square foot plus Landlord will provide 150 work stations acceptable to Tenant at a cost not to exceed $225,000.   .   The tenant improvement allowance may be applied to, but is not limited to, hard and soft costs of construction, furniture, cabling, architectural fees and/or moving expenses.  Any unused allowance amount will be credited to Tenant in the form of free rent.  Any additional tenant improvements required by Tenant may, at Tenant’s option be amortized over the initial lease term at an 8% annual interest rate.

3.2.          Project:  The Premises are a part of the office project (the “Project”) described in Paragraph 1.  Landlord may increase, reduce or change the number, dimensions or locations of the walks, buildings, mall areas, parking and other Common Areas and other improvements located in the Project in any manner that Landlord, in its sole reasonable discretion, shall deem proper.  Landlord further reserves the right to make alterations and/or additions to and to build or cause to be built additional stories on the building in which the Premises are situated and to add any buildings adjoining the Premises or elsewhere in the Project.  Landlord reserves the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Premises and serving other parts of the Project in a manner that will not materially interfere with Tenant’s use of the Premises or its ability to conduct its call center business.  Landlord will also have the right to increase and expand the size of the Project by adding additional land, buildings and other structures to the Project.  Landlord shall have the right to change the Project’s name without notice, to change the Project’s street address upon 90 days prior notice, to grant to any person or entity the exclusive right to conduct any business or render any service in or to the Project, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose set forth in Paragraph 1, to retain at all times master keys or passkeys to the Premises, and to place such signs, notices or displays as Landlord reasonably deems necessary or desirable upon the roof and exterior of the Project.

4.             COMMON AREAS:

4.1.          Tenant’s Right to Use Common Areas:  Landlord grants Tenant and its authorized representatives and invitees the non-exclusive right to use the Common Areas with others who are entitled to use the Common Areas subject to Landlord’s rights as set forth in this Lease.

4.2.          Landlord’s Control:  Landlord has the right to:

(a)           establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of the Common Areas;

(b)           close, if necessary, any of the Common Areas to prevent dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas;

(c)           close temporarily any of the Common Areas for maintenance purposes;

(d)           select a person, firm or corporation which may be an entity related to Landlord to maintain and operate any of the Common Areas; and

(e)           designate other lands outside the exterior boundaries of the Project to become part of the Common Areas.

Notwithstanding the provisions of this Subparagraph, in exercising its rights hereunder, Landlord will provide reasonable access to and from the Premises.

5.                                      RENT:

5. l.          Base Rent:  Tenant will pay to Landlord as rent for the use and occupancy of the Premises at the times and in the manner provided below, Base Rent in the amount specified in Paragraph 1 above payable in advance on the commencement of the term of this Lease and on or before the first day of each and every successive calendar month during the term hereof without demand, setoff or deduction.

5.2.          Additional Rent:  All sums of money as shall become due and payable by Tenant to Landlord under this Lease, including, without limitation, Tenant’s percentage share of Operating Expenses, shall be additional rent which Tenant shall be obligated to pay.  Landlord shall have the same remedies for default in the payment of additional rent as are available to Landlord in the case of a default in the payment of Base Rent.

6.                                      OPERATING EXPENSES:

6.1.          Operating Expenses Rent    In addition to Base Rent, Tenant shall pay Tenant’s Percentage Share, as specified in Paragraph 1 above, of the Operating Expenses paid or incurred by Landlord in such year in excess of the Operating Expenses for the Base Year (“Operating Expenses Rent”.

6.2.          Payment:  During December of each calendar year or as soon thereafter as practicable, Landlord will give Tenant written notice of its estimate (line item and detailed support included) of Operating Expenses Rent for the ensuing calendar year.  On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord 1/12th of such estimated amounts, provided that if such notice is not given in December, Tenant will continue to pay on the basis of the prior year’s estimate until the month after such notice is given.  If at any time or times it appears to Landlord that the amounts payable for Operating Expenses Rent for the current calendar year will vary from its estimate by more than 10%, Landlord, by written notice to Tenant, will revise its estimate for such year, and subsequent payments by Tenant for such year will be in an amount so that by the end of such year Tenant will have paid a total sum equal to such revised estimate.  Landlord will indicate in its notice to Tenant the reasons Landlord believes its estimate is low by more than 10%.

6.3.          Statement:  Within 90 days after the close of each calendar year, Landlord will deliver to Tenant a statement of amounts of Operating Expenses Rent payable under this Lease for such calendar year.  If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant will pay the deficiency to Landlord within 30 days after delivery of the statement.  If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceeds the actual Expense Adjustment Amounts due from Tenant for such Calendar Year and provided Tenant is not in default hereunder, such excess shall, at Landlord’s option, be either credited against payments next due hereunder or refunded by Landlord to Tenant.  Tenant has the right, exercisable no more than once each calendar year on reasonable notice and at a time reasonably acceptable to Landlord, to cause an audit to be performed at Tenant’s sole cost and expense of Landlord’s operations and/or books and records pertaining to Operating Expenses for the preceding 2 calendar years.  In the event Landlord has overstated Operating Expenses by more than 5%, within 30 days after demand therefor by Tenant accompanied by Tenant’s verification of such overcharges and paid invoices, Landlord will reimburse Tenant for all overcharges and the costs of such audit and verification incurred by Tenant.

6.4.          Proration:  If for any reason other than the default of Tenant, this Lease terminates on a day other than the last day of a calendar year, the amount of Operating Expenses Rent payable by Tenant applicable to the calendar year in which such termination occurs will be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to 365.

6.5.          Computation:  Tenant’s Percentage Share of the Operating Expenses is the proportion that the rentable square footage occupied by Tenant bears to the total rentable square footage of the Project, as determined by Landlord.  Notwithstanding any provision of this Paragraph to the contrary, if the Project is less than ninety-five percent (95%) leased and/or occupied during any calendar year including the Base Year for purposes of determining Base Year Operating Expenses, an adjustment shall be made so that Operating Expenses Rent shall be computed for such year and Base Year Operating Expenses shall be computed for the Base Year as though 95% of the Project had been leased and occupied during such year.

6.6.          Taxes Payable by Tenant:  Tenant shall be directly responsible for taxes upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant other than the initial improvements to be installed at Landlord’s expense regardless of whether title to such improvements is in Tenant or Landlord.

7.                                       USE OF PREMISES:

7.1.          Effect on Insurance:  Tenant shall not use any portion of the Premises for purposes other than those specified in Paragraph 1 and no use shall be made or permitted to be made upon the Premises, nor acts done, which will increase the existing rate of insurance upon the Project, or cause cancellation of insurance policies covering said Project.

7.3.          Miscellaneous Restrictions:  Tenant will not use the Premises for or permit in the Premises any offensive, noisy, or dangerous trade, business, manufacture or occupation or interfere with the business of any other tenant in the Project.  Tenant agrees not to cause, permit or suffer any waste or damage, disfigurement or injury to the Premises or the fixtures or equipment thereof or the Common Areas.  Tenant will not use the Premises for washing clothes or cooking and nothing will be prepared, manufactured or mixed in the Premises which might emit any offensive odor into the Project.  Tenant will not obstruct the sidewalks, mall or Common Areas in the Project or use the same for business operations or advertising.  Tenant will not use the Premises for any purpose which would create unreasonable elevator loads, cause structural loads to be exceeded or adversely affect the mechanical, electrical, plumbing or other base building systems.  Tenant will at all times comply with the rules and regulations of the Project attached hereto as Schedule 5 and with such additional rules and regulations as may be adopted by Landlord from time to time.

7.4           Quiet Enjoyment:   Upon performance of all terms conditions, and covenants of this Lease, which the Tenant is required to perform, the Tenant shall, at all times during the Term peaceably and quietly enjoy the Premises without any disturbance from the Landlord.

8.                                      PARKING:

8.1.          Tenant’s Parking Rights:  Subject to the rules and regulations of the Project, Tenant shall be entitled to the number of unreserved Parking Spaces set forth in Paragraph 1.11 above.  Only automobiles and pickup trucks will be permitted on the parking areas.

8.2.          Landlord’s Control Over Parking:  Tenant and its authorized representatives will park their cars only in areas specifically designated for that purpose by Landlord.  Within 5 days after written request by Landlord, Tenant will furnish to Landlord the license numbers assigned to its cars and the cars of all of its authorized representatives.  Tenant will not park or permit the parking of any vehicles adjacent to loading areas so as to interfere in any way with the use of such areas.  Landlord shall have the right, in Landlord’s sole discretion, to designate parking spaces for the exclusive use of a particular tenant or particular tenants.  Landlord will have the right to institute reasonable procedures and/or methods to enforce the terms of this Subparagraph.  Unless all parking is open-access and on a first-come-first-served basis, Tenant and Landlord shall mutually agree on the location of Tenant’s parking per Exhibit    .

9.                                      GRAPHICS:  Landlord, at Tenant’s sole cost and expense, will install and maintain all letters or numerals on the entrance doors for the Premises.  All such letters and numerals shall be in the form specified by Landlord, and no other shall be used or permitted on the Premises.  Tenant shall not place any signs within the Premises which are visible from the outside of the Premises without Landlord’s prior written approval.

l0.                                  ASSIGNMENT AND SUBLETTING; ENCUMBRANCE:  Tenant shall not assign this Lease or sublet any portion of the Premises without prior written consent of the Landlord, which will not be unreasonably withheld or delayed, it being understood that it shall be reasonable for Landlord, among other things, to withhold consent if Landlord is not satisfied with the, business character of the proposed assignee or sublessee.  Any material change in the ownership of Tenant, if Tenant is a corporation or partnership, shall constitute an assignment for purposes of this Paragraph.  Notwithstanding any consent by Landlord, Tenant and Guarantor(s), if any, shall remain jointly and severally liable (along with each approved assignee and sublessee, which shall automatically become liable for all obligations of Tenant hereunder with respect to that portion of the Premises so transferred), and Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant or any assignee or sublessee without proceeding in any way against any other party.  In the event of an assignment, contemporaneously with the granting of Landlord’s consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties and obligations of Tenant hereunder and such assignee shall be jointly and severally liable therefore along with Tenant.  No usage of the Premises different from the usage provided for in Paragraph 1 above shall be permitted, and all other terms and provisions of the Lease shall continue to apply after such assignment or sublease.  Tenant shall not make or consent to any conditional, contingent or deferred assignment of some or all of Tenant’s interest in this Lease without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion.  Tenant shall not enter into, execute or deliver any financing or security agreement that can be given priority over any mortgage given by Landlord or its successors, and, in the event Tenant does so execute or deliver such financing or security agreement, such action on the part of Tenant shall be considered a breach of the terms and conditions of this Lease and a default by Tenant entitling Landlord to such remedies as are provided for in this Lease.  Landlord shall have the right to assign or transfer, in whole or in part, Landlord’s rights and obligations hereunder and in the Project and the Premises.

11.                               ORDINANCES AND STATUTES:  At Tenant’s sole cost, Tenant will comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, occasioned by or affecting the use thereof by Tenant, including, but not limited to, the Americans With Disabilities Act.  The commencement or pendency of any state or federal court abatement proceeding affecting the use of the Premises shall, at the option of the Landlord, be deemed a breach thereof.

12.                               MAINTENANCE, REPAIRS, ALTERATIONS:

12.1.        Tenant’s Obligations:  Tenant acknowledges that the Premises are in good order and repair, unless otherwise indicated herein.  Tenant shall, at its own expense and at all times, maintain the Premises in good and safe condition and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted.  Tenant, at Tenant’s expense, shall be responsible for all repairs required, excepting the electrical wiring, plumbing, mechanical and HVAC installations and any other system or equipment upon the Premises, roof, roof membrane, exterior walls, structural foundations, sideways, sewers, landscaping, parking areas and other Common Areas, which shall be repaired and maintained by Landlord and included in Operating Expenses.

12.2.        Limits on Alterations:  Tenant may not make any structural improvement or alteration to the Premises without the prior written consent of Landlord.  Tenant may not make any nonstructural improvement or alteration of the Premises costing in excess of $5,000 without the prior written consent of the Landlord.  Prior to the commencement of any repair, improvement, or alteration, Tenant shall give Landlord at least 2 business days written notice in order that Landlord may post appropriate notices to avoid any liability for liens.  All alterations will be made by a licensed contractor consented to by Landlord and performed in a good and workmanlike manner.  All materials used shall be of a quality comparable to or better than those in the Premises and shall be in accordance with plans and specifications reasonably approved by Landlord.

12.3.        Liens:  Tenant will pay all costs of construction done by it or caused to be done by it on the Premises as permitted by this Lease.  Tenant will keep the Project free and clear of all construction, mechanic’s, materialman’s, laborer’s and supplier’s liens, resulting from construction done by or for Tenant.  The interest of Landlord in the Premises and the Project shall not be subject to liens for improvements made by Tenant.  Any lien filed by any contractor, materialman, laborer or supplier performing work for Tenant shall attach only to Tenant’s interest in the Premises.  Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all costs and liabilities (including attorneys’ fees and expenses) and any and all construction, mechanic’s, materialman’s, laborer’s or supplier’s liens arising out of or pertaining to any improvements or construction done by Tenant.  All persons and entities contracting or otherwise dealing with Tenant relative to the Premises or the Project are hereby placed on notice of the provisions of this Paragraph, and Tenant shall further notify in writing such persons or entities of the provisions of this Paragraph prior to commencement of any Tenant work in the Premises.  If any construction, mechanic’s, materialman’s, laborer’s or supplier’s lien is ever claimed, fixed or asserted against the Premises or any other portion of the Project in connection with any such Tenant work, Tenant shall, within 10 days after receipt by Tenant of notice of such lien, discharge same as a lien either by payment or by posting of any bond as permitted by law.  If Tenant shall fail to discharge any such lien, whether valid or not, within 10 days after receipt of notice from Landlord, Landlord shall have the right, but not the obligation, to discharge such lien on behalf of Tenant and all costs and expenses incurred by Landlord associated with the discharge of the lien, including, without limitation, attorneys’ fees, shall constitute additional rent hereunder and shall be immediately due and payable by Tenant.

12.4.        Surrender of Premises:  On the last day of the term hereof or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as when received (including Tenant Improvements and fixtures and furniture paid for by Landlord), ordinary wear and tear excepted, clear and free of debris.  Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant’s trade fixtures, furnishings and equipment.

13.                               ENTRY AND INSPECTION:  Tenant shall permit Landlord or Landlord’s agents to enter upon the Premises at reasonable times and upon reasonable prior notice for the purpose of inspecting the same, performing any services required of Landlord hereunder and showing the Premises to potential and existing mortgagees and purchasers and prospective tenants of other space in the Project.  The foregoing notwithstanding, Landlord is not required to give notice to Tenant if Landlord must enter the Premises because of an emergency.  Tenant will permit Landlord at any time within 180 days prior to the expiration of this Lease, to place upon the Premises any usual “To Let” or “For Lease” signs, and permit potential tenants to inspect the Premises.

14.                               INDEMNIFICATION OF LANDLORD:  Subject to Paragraph 16.9 below, the Tenant agrees to defend, indemnify and hold harmless the Landlord, its officers and employees against liability, claims, damages, losses or expenses arising out of bodily injury to person, including death or damage to property caused by or resulting from Tenant’s and/or its employees gross negligent act(s) or omission(s).   Provided, however, to the extent, if at all, NMSA (1978) Section 59-7-1 is applicable, this agreement to indemnify will not extend to liability, claims, damages, losses or expenses, including attorney’s fees, arising out of l) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by the City of Albuquerque (City), or the agents or employees of the City; or 2) the giving of or the failure to give directions or instructions by the City, or the agents or employees of the City, whether such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property.  The provisions of this paragraph are not intended to and do not waive a sovereign immunity or other defenses otherwise available to the Tenant and indemnification provided herein shall not exceed the statutory dollar limits provided in NMSA (1978) Section 41-4-1 et seq., as it may apply to the Tenantat the time of any occurrence or claim.  Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Project or by any owner or occupant of adjoining or contiguous property.  Tenant agrees to pay for all damage to the Project as well as all damage to tenants or occupants thereof caused by misuse or neglect of said Premises, its apparatus or appurtenances or the Common Areas, by Tenant or Tenant’s employees, agents and invitees.

Landlord agrees to defend, indemnify and hold harmless the Tenant, its officers and employees against liability, claims, damages, losses or expenses arising out of bodily injury to person, including death or damage to property caused by or resulting from Landlord, its agents, servants and/or its employees gross negligent act(s) or omission(s).

15.                               POSSESSION:  If Landlord is unable to deliver possession of the Premises at the commencement hereof, Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable, but Tenant shall not be liable for any rent until possession is delivered, at which time the term shall commence and the Expiration Date shall be extended so as to give effect to the full stated term.  Tenant may terminate this Lease if possession is not delivered within 90 days of the commencement of the term hereof.

16.                               TENANT’S INSURANCE:  At all times during the term of this Lease, Tenant shall, at its sole expense, procure and maintain the following types of insurance coverage:

16.1.        Commercial General Liability:  Commercial General Liability insurance, including Bodily Injury and Property Damage Liability, Products and Completed Operations, Personal Injury Liability, and Fire Damage Liability against any and all damages and liability, including attorneys’ fees and expenses, on account of or arising out of injuries to or the death of any person or damage to property, however occasioned, in, on or about the Premises in amounts not less than $1,000,000 per occurrence, $2,000,000 annual aggregate, and $50,000 Fire Damage Liability;

16.2.        Personal Property:  Insurance on all Risks basis covering 100% of the Replacement Cost value of property at the Premises including, without limitation, leasehold improvements, trade fixtures, merchandise, furnishings, equipment, goods and inventory;

16.3.        Boiler & Machinery:  Where applicable, insurance covering central heating, air conditioning and ventilating systems, refrigeration equipment, machinery and electrical equipment, boilers, and other high pressure piping and machinery, and other similar apparatus installed in the Premises;

16.4.        Employer’s Liability/Workers’ Compensation:  Employer’s Liability insurance with limits not less than $500,000, and Workers’ Compensation insurance providing statutory state benefits for all persons employed by Tenant in connection with the Premises as required by applicable law;

16.5         Sprinkler Leakage:  Insurance covering damage from leakage of sprinkler systems now or hereafter installed in the Premises in an amount not less than the current replacement cost covering Tenant’s merchandise, Tenant’s improvements and Tenant’s trade fixtures; and

16.6.        Other Insurance:  Such other insurance and in such amounts as may be reasonably required by Landlord against other insurable hazards as at the time are commonly insured against by prudent owners of comparable office projects in the area in which the Project is located.

16.7.        Form of Insurance/Companies:  All insurance provided for in Section 16 hereof shall be in a form satisfactory to Landlord and carried with insurance companies reasonably acceptable to Landlord that are licensed or authorized to do business in the State in which the Project is located, are in good standing with the Department of Insurance in the State in which the Project is located and have a current rating issued by A.M. Best Company of not less than A-:VII, and/or whose claim paying ability is rated no lower than A by Standard & Poor’s Ratings Service and A2 by Moody’s Investors Service.  Insurance coverage shall be written as primary policy coverage and not contributing with or excess of any coverage which Landlord may carry, and Lennar Partners, Inc., Landlord, and Landlord’s managing agent shall be named as Additional Insureds with respect to Commercial General Liability and Automobile Liability, including any Umbrella or Excess policies.  Tenant shall furnish Landlord at the inception of this Lease (i) a Certificate of Insurance evidencing that all such insurance is in effect and that Landlord will be given at least 30 days prior written notice of cancellation or non-renewal, and (ii) proof that premiums have been paid by Tenant.  Not later than 15 days prior to the expiration of any insurance policy, evidence of renewals or replacements of such policy shall be delivered to Landlord, together with proof of payment of the associated premiums.  In the event Tenant shall fail to procure any contract of insurance required under the terms hereof or any renewal of or replacement for any contract of insurance that is expiring or has been canceled, Landlord may, but shall not be obligated to, procure such insurance on behalf of Tenant and the cost thereof shall be payable to Landlord as additional rent within 10 days following written demand therefor.

16.8.        Subrogation:  Landlord and Tenant shall each obtain from their respective insurers under all policies of property insurance maintained by either of them at any time during the term hereof insuring or covering the Premises, a waiver of all rights of subrogation which the insurer of one party might otherwise have, if at all, against the other party.

17.                               UTILITIES AND SERVICES:  Landlord shall use all reasonable efforts to furnish (as part of Operating Expenses) heating, ventilation, air conditioning, janitorial service, electricity for normal lighting and office machines,] cold water for reasonable and normal drinking and lavatory use, replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures consistent with other similar class office buildings in downtown Albuquerque.  Said services and utilities shall be provided Monday through Friday from 8:00 a.m. to 8:00 p.m. and Saturday and Sunday from 9:00 a.m. to 3:00 p.m..  Utilities and services required at other times shall be subject to a charge per the following table:

Square Feet Under Lease	Hourly Charge
First 15,054	$25.00
Next 15,054	$15.00
30,108 and above	$10.00

Landlord shall not be liable for failure to furnish any of the utilities described in this Paragraph 17 and Tenant shall have no right to abatement of rental hereunder or to termination of this Lease with respect to any such interruption provided such interruption or failure to provide utilities and services shall be no longer than 48 hours nor shall such failure constitute an eviction, nor shall Landlord be liable under any circumstances for loss of or injury to property, however occurring through or in connection with or incidental to the furnishing of any of the services enumerated above.

18.                               CONDEMNATION:  If 25% of the land area of the Project shall be taken or condemned for public use, Landlord may elect to terminate this Lease effective on the date of taking; otherwise this Lease will remain in full force and effect.  If there is a taking of all of the Premises or a part thereof so that the remaining part of the Premises is not suited for Tenant’s continued use, either party may elect to terminate this Lease effective on the date of taking.  If there is a taking of a portion of the Premises and a part remains which is suitable for Tenant’s use in Tenant’s reasonable opinion, this Lease shall, as to the part taken, terminate as of the date the condemnor acquires possession, and thereafter Tenant shall be required to pay such proportion of the rent for the remaining term as the value of the Premises remaining bears to the total value of the Premises at the date of condemnation.  The election to terminate this Lease as provided herein must be exercised, if at all, within 60 days after the nature and extent of the taking is determined, otherwise, this Lease will remain in full force and effect.  All sums which may be payable on account of any condemnation shall belong solely to the Landlord, and Tenant shall not be entitled to any part thereof, provided however, that Tenant shall be entitled to retain any amount awarded to it for its trade fixtures or moving expenses.

19.                               TRADE FIXTURES:  Any and all improvements made to the Premises during the term hereof shall, , belong to the Landlord without compensation, allowance or credit to Tenant, except movable trade fixtures of the Tenant which can be removed without defacing the Premises or the Project.  Tenant reserves the right to place on-site a back-up generator with Landlord’s approval which shall not be unreasonably withheld and at no additional charge.  Back-up generator shall remain the property of Tenant and may be removed by Tenant upon vacancy.

20.                               DESTRUCTION OF PREMISES:

20.1.        Partial Destruction:  In the event of a partial destruction of the Premises during the term hereof, from any cause covered by insurance, Landlord must repair the same to the extent insurance proceeds are received by Landlord for such repairs, and within 60 days from receipt of such proceeds under then existing governmental laws and regulations.  Such partial destruction shall not terminate this Lease and Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Tenant on the Premises.  If such repairs cannot be made within said 60 day period, Landlord, at its option, may make the repairs within a reasonable time.  If Landlord elects to make said repairs, this Lease will continue in effect and the rent will be proportionately abated as stated above.  If the repairs cannot be made within 60 days from receipt of insurance proceeds by Landlord, and Landlord elects not to make said repairs, this Lease may be terminated at the option of either party.

20.2.        Material/Total Destruction:  If the Building in which the Premises are situated or the Project sustains damage of more than 1/3 of the replacement cost thereof, Landlord may elect to terminate this Lease whether the Premises are injured or not.  A total destruction of the Building in which the Premises are situated or the Project shall terminate this Lease.

20.3         If the Partial Destruction or Material/Total Destruction in Paragraphs 20.1 and 20.2 above include Tenant’s server or IT room(s), all rent shall be abated until said server or IT room(s) have been fully repaired.

21.                               HAZARDOUS SUBSTANCES:

21.1.        Definitions:  For the purposes of this Agreement, the following terms have the following meanings:

(a)           “Environmental Law” means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation, CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980), RCRA (Resources Conservation and Recovery Act of 1976) and SARA (Superfund Amendments and Reauthorization Act of 1986).

(b)           “Hazardous Substance” means any substance, material or waste which is or becomes designated, classified or regulated as being “toxic” or “hazardous” or a “pollutant” or which is or becomes similarly designated, classified or regulated, under any Environmental Law, including asbestos, petroleum and petroleum products.

21.2.        Tenant’s Responsibilities:  At its own expense, Tenant will procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant’s use of the Premises.  Tenant will not cause or permit any Hazardous Substance to be brought upon, kept or used in or about the Project by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord.  Tenant will cause any and all Hazardous Substances brought upon the Premises by Tenant to be removed from the Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes.  Tenant will, in all respects, handle, treat, deal with and manage any and all Hazardous Substances in, on, under or about the Premises in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Substances.  Upon expiration or earlier termination of the term of the Lease, Tenant will cause all Hazardous Substances placed on, under or about the Premises by Tenant or at Tenant’s direction to be removed and transported for use, storage or disposal in accordance and compliance with all applicable Environmental Laws.  Tenant will not take any remedial action in response to the presence of any Hazardous Substances in or about the Premises or the Project, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Substances in any way connected with the Premises without first notifying Landlord of Tenant’s intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interests with respect thereto.

21.3.        Indemnification:  If the Premises or the Project become contaminated in any manner for which Tenant is directly responsible for or otherwise become affected by any release or discharge of a Hazardous Substance, Tenant shall immediately notify Landlord of the release or discharge of the Hazardous Substance, and Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Project or the Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys’ fees and expenses, consultant fees and expert fees) arising during or after the term of this Lease and arising as a result of such contamination, release or discharge.  This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by federal, state or local agency or political subdivision. ( See also paragraph 14 above)

22.                               EVENTS OF DEFAULT:  If one or more of the following events (“Event of Default”) occurs, such occurrence constitutes a breach of this Lease by Tenant:

22.1.        Abandonment/Vacation:  Tenant abandons or vacates the Premises or removes furniture, fixtures or personal property, except in the normal course of business or subleasing and assignment of the Premises; or

22.2.        Rent:  Tenant fails to pay any monthly Base Rent or Operating Expenses Rent, if applicable, as and when the same becomes due and payable, and such failure continues for more than 10 days; or

22.3.        Other Sums:  Tenant fails to pay any other sum or charge payable by Tenant hereunder as and when the same becomes due and payable, and such failure continues for more than 30 days after Landlord gives written notice thereof to Tenant; or

22.4.        Other Provisions:  Tenant fails to perform or observe any other agreement, covenant, condition or provision of this Lease to be performed or observed by Tenant as and when performance or observance is due, and such failure continues for more than 30 days after Landlord gives written notice thereof to Tenant, or if the default cannot be cured within said 30 day period and Tenant fails promptly to commence with due diligence and dispatch the curing of such default or, having so commenced, thereafter fails to prosecute or complete with due diligence and dispatch the curing of such default; or

22.5.        Insolvency:  Tenant (a) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (b) makes an assignment for the benefit of its creditors; (c) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (d) takes action for the purpose of any of the foregoing; or

22.6.        Receiver:  A court or governmental authority of competent jurisdiction, without consent by Tenant, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial power of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Tenant, or if any such petition is filed against Tenant and such petition is not dismissed within 60 days; or

22.7.        Attachments:  This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within 60 days; or

22.8.        Assignment/Sublease:  Tenant assigns this Lease or subleases all or any portion of the Premises without Landlord’s prior written consent.

23.                               REMEDIES OF LANDLORD ON DEFAULT:

23.1.        Termination:  In the event of any breach of this Lease by Tenant, Landlord may, at its option, terminate the Lease and repossess the Premises pursuant to the laws of the State in which the Project is located and recover from Tenant as damages:

(a)           the unpaid rent and other amounts due at the time of termination plus interest thereon at the maximum lawful rate per annum from the due date until paid;

(b)           the present value of the balance of the rent for the remainder of the term after termination less the present value of the fair market value rental of the Premises for said period (both determined by applying a discount rate based on the Wall Street Journal Prime Rate); and

(c)           any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of recovering the Premises.

23.2.        Landlord’s Options:  Landlord may, in the alternative, (i) continue this Lease in effect, as long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under the Lease, including the right to recover the rent as it becomes due under the Lease; or (ii) terminate Tenant’s right of possession (but not this Lease) and repossess the Premises pursuant to the laws of the State in which the Project is located, without demand or notice of any kind to Tenant, in which event Landlord may, but shall be under no obligation to do so (except to the extent required by the laws of the State in which the Project is located), relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord.  For purpose of such reletting Landlord is authorized by Tenant to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary to relet the Premises , at Tenant’s expense.  Tenant shall also be responsible for rent for the period that the Premises are vacant and all costs of re-letting, including, without limitation, brokerage commissions and reasonable attorneys’ fees.  Tenant shall be liable for any deficiency of such rental below the total rental and all other payments herein provided for the unexpired balance of the term of this Lease.  If said breach of the Lease continues, Landlord may, at any time thereafter, elect to terminate the Lease; or (iii) exercise any and all other rights and remedies available to Landlord at law or in equity.

24.                               SECURlTY DEPOSIT:  The Security Deposit set forth in Paragraph 1, if any, shall secure the performance of the Tenant’s obligations hereunder.  Landlord may, but shall not be obligated to, apply all or portions of the Security Deposit on account of Tenant’s obligations hereunder.  In the event that Landlord applies all or a portion of the Security Deposit to Tenant’s obligations hereunder, Tenant shall be obligated, within 10 days of receipt of notice from Landlord, to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount stated in Paragraph 1.8 above.  Failure to deposit such cash shall be a default under the terms of this Lease.  Provided Tenant is not in default, any balance remaining upon termination shall be returned to Tenant.  Tenant shall not have the right to apply the Security Deposit in payment of the last month’s rent.  No interest shall be paid by Landlord on the Security Deposit.  In the event of a sale of the Project, Landlord shall have the right to transfer the Security Deposit to the purchaser, upon such transfer Landlord shall have no further liability with respect thereto, and Tenant agrees to look solely to such purchaser for the return of the Security Deposit.  Landlord shall not be required to keep the Security Deposit in a segregated account, and the Security Deposit may be commingled with other funds of Landlord.

25.                               LIEN FOR RENT:  In addition to and independent of any lien in favor of Landlord arising by operation of law, Tenant hereby grants to Landlord a security interest to secure payment of all Base Rent and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furnishings, inventory, improvements and other personal property of Tenant presently or which hereafter may be situated in or on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of

Landlord until any and all other sums of money then due to Landlord hereunder, first shall have been paid and discharged, and all covenants, agreements and conditions hereof have been fully complied with and performed by Tenant.  At any time and from time to time, Tenant agrees to execute any UCC-1 Financing Statement or such other documents or instruments as Landlord may request to perfect or confirm the security interest created by this Paragraph.  Upon any failure by Tenant to do so, Landlord may execute same for and on behalf of Tenant as Tenant’s attorney-in-fact.  All exemption laws are hereby waived by Tenant.  This lien and security interest may be foreclosed with or without court proceedings, by public or private sale, with or without notice upon the material default of Tenant under this Lease, and Landlord shall have the right to become purchaser upon being the highest bidder at such sale.  Landlord, as secured party, shall be entitled to all the rights and remedies afforded a secured party under the Uniform Commercial Code, which rights and remedies shall be in addition to and cumulative of the Landlord’s liens and rights provided by law or by the terms and provisions of this Lease.

26.                               ERISA:  Intentionally deleted

27.                               LIMITATION ON LANDLORD’S PERSONAL LIABILITY:  Tenant specifically agrees to look solely to Landlord’s interest in the Project for the recovery of any judgment from Landlord, it being agreed that Landlord (and any officers, shareholders, directors or employees of Landlord) shall never be personally liable for any such judgment.

28.                               ATTORNEYS’ FEES:  In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places the enforcement of this Lease or the collection of any rent due or to become due hereunder or recovery of the possession of the Premises in the hands of an attorney, Tenant agrees to pay Landlord reasonable attorneys’ fees and costs.  If there is any legal action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees (including allocated reasonable costs of Landlord’s in-house attorney), incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees will be determined by the court handling the proceeding and will be included in and as a part of such judgment.

29.                               WAIVER:  No failure of Landlord to enforce any term hereof shall be deemed to be a waiver.

30.                               SEVERABILITY:  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there shall be added as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

31.                               NOTICES:  All notices or other communications required or permitted hereunder must be in writing, and be (i) personally delivered (including by means of professional messenger service), (ii) sent by overnight courier, with request for next Business Day delivery, or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, to the addresses set forth in Paragraph 1.  All notices sent by mail will be deemed received 2 days after the date of mailing.

32.                               HOLDING OVER:  Any holding over after the expiration or termination of this Lease shall be construed as a month-to-month tenancy at the rental rate specified below, and otherwise in accordance with the terms hereof, as applicable.  Landlord or Tenant must provide the other party with thirty (30) days prior notice of its intent to recapture or vacate the space.

Rental Rate During Holdover Period

1-90 days past lease expiration	110% of rental rate in last month of lease term
91-180 days past lease expiration	125% of rental rate in last month of lease term
181+ days past lease expiration	150% of rental rate in last month of lease term

33.                               TIME:  Time is of the essence of this Lease.

34.                               HEIRS, ASSIGNS, SUCCESSORS:  This Lease is binding upon and inures to the benefit of the assigns and successors in interest of Landlord and is binding upon and inures to the benefit of Tenant and

Tenant’s heirs and successors and, to the extent assignment may be approved by Landlord hereunder, Tenant’s assigns.

35.                               SUBORDINATION:  This Lease is and shall always be subject and subordinate to the lien of any mortgages which are now or shall at any future time be placed upon the Project, the Premises or Landlord’s rights hereunder, and to any renewals, extensions, modifications or consolidations of any such mortgage.  This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee.  In confirmation of such subordination, however, Tenant, at Landlord’s request, shall execute promptly any appropriate certificate or instrument that Landlord may reasonably request.

36.                               ESTOPPEL CERTIFICATE; FINANCIAL STATEMENTS:

36.1.        Content:  Tenant shall at any time upon not less than 5 business days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing:

(a)           certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any; and

(b)           acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed.  Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer to the Premises.

36.2.        Failure to Deliver:  At Landlord’s option, Tenant’s failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Tenant:

(a)           that this Lease is in full force and effect, without modification, except as may be represented by Landlord;

(b)           that there are no uncured defaults in Landlord’s performance; and

(c)           that not more than one month’s rent has been paid in advance or such failure may be considered by Lessor as a default by Tenant under this Lease.

36.3.        Financial Statements:  intentionally deleted

37.                               AUTHORIZATION:  If Tenant executes this Lease as a corporation or partnership, then Tenant and the person(s) executing this Lease on behalf of Tenant, represent and warrant that such entity is duly qualified to do business in the State in which the Project is located and that the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on Tenant’s behalf.

38.                               JOINT AND SEVERAL LIABILITY:  In the event that more than one person or entity executes the Lease as Tenant, all such persons and entities shall be jointly and severally liable for all of Tenant’s obligations hereunder.

39.                               FORCE MAJEURE:  Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from doing so by cause or causes beyond Landlord’s absolute control which shall include, without limitation, all labor disputes, civil commotion, civil disorder, riot, civil disturbance, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations, orders, moratoriums or controls, fire or other casualty, inability to obtain any material, services or financing or Acts of God.

40.                               RECORDING:  Tenant shall not record this Lease, or any memorandum or short form thereof, without the written consent and joinder of Landlord, which may be unreasonably withheld.

41.                               RIDER:  A Rider, is not attached hereto.

42.                               ENTIRE AGREEMENT:  The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties.

43.                               GOVERNING LAW:  This Lease shall be construed in accordance with the laws of the State in which the Project is located.

44.                               WAIVER OF THE RIGHT TO TRIAL BY JURY:  LANDLORD AND TENANT HEREBY KNOWINGLY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT LANDLORD OR TENANT MAY HEREINAFTER INSTITUTE AGAINST EACH OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATED TO THIS LEASE OR THE LEASED PREMISES.

45.          RIGHT OF FIRST REFUSAL:  Landlord agrees to hold an additional floorplate 15,054 rentable square feet ) off the market for 120 days from the date of mutual execution of this agreement.  If Tenant chooses to take the additional space, the same terms and conditions as this Lease shall apply.  Should Tenant choose to not take the additional space, and so long as Tenant is not in default, Tenant shall have a right of first refusal on said space at the same terms and conditions as this Lease, on a pro-rated basis over the remaining lease term. At all times, Tenant shall have a right of first refusal on any available space in the building greater than 10,000 square feet.  Upon receipt of a bona fide offer to lease, Landlord shall present said offer to Tenant and Tenant shall have five (5) business days to advise Landlord of its intent with respect to said space. Non-response after the prescribed period shall be deemed a waiver of this right.

46.                               ROOF ACCESS:  Subject to Landlord’s review and approval of equipment specifications,  location and at Tenant’s sole cost, Tenant may locate its transmission equipment on the roof of the Building,  .  There will not be any fees imposed by Landlord for such access.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

“LANDLORD”

“TENANT”

Centurion SW LLC	Sento Corporation

By:	By

Aaron Hazelrigg	Its:
President

STATE OF NEW MEXICO	)
)SS.
COUNTY OF BERNALILLO)

The foregoing instrument was acknowledged before me this                  day of                        , 2005, by                                     on behalf of the corporation.

NOTARY PUBLIC
My Commission Expires:

STATE OF NEW MEXICO	)
)SS.
COUNTY OF BERNALILLO)

The foregoing instrument was acknowledged before me this                    day of                         , 2005, by                                  on behalf of the Landlord.

NOTARY PUBLIC
My Commission Expires:

SCHEDULE 1

SITE PLAN

Landlord

Tenant

SCHEDULE 3

FAIR MARKET RENT

(a)           The Base Rent payable by Tenant during any option period (“Option Period Base Rent”) will be the fair market rental value of the Premises as reasonably determined by Landlord and agreed to by Tenant at the commencement date of any such option period (exclusive of any improvements thereto made at any time during the term of any extension thereof by, or at the cost of, Tenant.)

(b)           In determining the fair market rental value for any option period, Landlord will not consider the highest and best use for the Premises, or the Building where the Premises are located or the underlying land, but will consider only the then prevailing rent for premises comparable in size and use to the demised Premises, located in buildings comparable in size and use to, and in the general vicinity of, the Building and taking into consideration all allowances for tenant improvements, moving expenses, landlord expenses, rent abatement, brokerage expenses, tenant benefits, credit quality of Tenant or any other market concessions which may be commonly available at the commencement of such extension period.  The Market Rate shall be determined on the basis of the assumptions that the operating expense Base Year shall be updated to the first full calendar year of the renewal term.

RULES AND REGULATIONS

1.             In the event of any conflict between the terms of these rules and regulations and the express provisions of the Lease, the express, applicable provisions of the Lease shall control.  Landlord reserves the right, without the approval of Tenant, to rescind, add to and amend any rules or regulations, to add new reasonable rules or regulations and to waive any rules or regulations with respect to any tenant or tenants.  Tenant shall provide a copy of these rules and regulations to each of its employees to facilitate compliance with these standards.

2.             The sidewalks, walks, plaza entries, corridors, ramps, staircases and elevators of the Project shall not be obstructed, and shall not be used by Tenant, or the employees, agents, servants, visitors or invitees of Tenant, for any purpose other than ingress and egress to and from the Premises.  No skateboards, roller skates, roller blades or similar items shall be used in or about the Project.

3.             No freight, furniture or other large or bulky merchandise or equipment of any description will be received into the Project or carried into the elevators, if any, except in such a manner, during such hours and using such elevators and passageways as may be approved or designated by Landlord, and then only upon having been scheduled in advance.  Any hand trucks, carryalls, or similar equipment used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require.  Although Landlord or its personnel may participate or assist in the supervision of such movement, Tenant assumes financial responsibility for all risks as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including any equipment, property or personnel of Landlord damaged or injured in connection with carrying out this service for Tenant.

4.             Landlord shall have the right to prescribe the weight, position and manner of installation of safes or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner which shall insure satisfactory weight distribution.  All damage done to the Project by reason of a safe or any other article of Tenant’s office equipment being on the Premises shall be repaired at the expense of Tenant.  The time, routing and manner of moving safes or other heavy equipment shall be subject to prior approval by Landlord.

5.             Only persons authorized by Landlord will be permitted to furnish newspapers, ice, drinking water, towels, barbering, shoe shining, janitorial services, floor polishing and other similar services and concessions in the Project, and only at hours and under regulations fixed by Landlord.

6.             Tenant, or the employees, agents, servants, visitors or invitees of Tenant, shall not at any time place, leave or discard any rubbish, paper, articles or object of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Project.

7.             Tenant shall not place, or cause or allow to be placed, any sign, placard, picture, advertisement, notice or lettering whatsoever, in, about or on the exterior of the Premises, Building or Project, except in and at such places as may be designated by Landlord and consented to by Landlord in writing.  Any such sign, placard, advertisement, picture, notice or lettering so placed without such consent may be removed by Landlord without notice to and at the expense of Tenant.  All lettering and graphics on corridor doors shall conform to the building standard prescribed by Landlord.

8.             Tenant shall not place, or cause or allow to be placed, any satellite dish, communications equipment, computer or microwave receiving equipment, antennae or other similar equipment about or on the exterior of the Premises, Building or Project.  Any such equipment so placed may be removed by Landlord without notice to and at the expense of Tenant.

9.             Canvassing, soliciting or peddling in the Building and/or Project is prohibited and Tenant shall cooperate reasonably to prevent same.

10.           Landlord shall have the right to exclude any person from the Project, and any person in the Project will be subject to identification by employees and agents of Landlord.  Any persons in or entering the Project shall be required to comply with the security policies of the Project, including, without limitation, the showing of suitable identification and signing of a Building register when entering or leaving the Building.  If Tenant desires additional security service for the Premises, Tenant shall have the right (with advance written consent of Landlord) to obtain such additional service at Tenant’s sole cost and expense.  Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage.  Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Project of any person.  In case of invasion, mob, riot or public incitement, the Landlord reserves the right to prevent access to the Project during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Project and property or persons therein.

11.           Only workmen employed, designated or approved by Landlord may be employed for repairs, installations, alterations, painting, material moving and other similar work that may be done in or on the Project.

12.           Tenant shall not bring or permit to be brought or kept in or on the Premises or Project any inflammable, combustible, corrosive, caustic, poisonous, or explosive substance, or firearms, or cause or permit any odors to permeate in or emanate from the Premises, or permit or suffer the Project to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of light, radiation, magnetism, noise, odors and/or vibrations.

13.           Tenant shall not mark, paint, drill into, or in any way deface any part of the Project or the Premises.  No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  Tenant shall not install any resilient tile or similar floor covering in the Premises, except with the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed.

14.           No additional locks or bolts of any kind shall be placed on any door in the Project or the Premises and no lock on any door therein shall be changed or altered in any respect.  All keys shall be returned to Landlord upon the termination of this Lease and Tenant shall give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises.  Landlord may at all times keep a pass key to the Premises.  All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

15.           Tenant shall give immediate notice to Landlord in case of known theft, unauthorized solicitation or accident in the Premises or in the Project, or of known defects therein or in any fixtures or equipment, or of any known emergency in the Project.

16.           Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others without Landlord’s prior written permission.

17.           No animals or birds shall be brought or kept in or about the Project, with the exception of guide dogs accompanying visually handicapped persons.

18.           No awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Premises within the Building may be installed by Tenant without Landlord’s prior written consent.

19.           Tenant shall not place, install or operate within the Premises or any other part of the Project any engine, stove, or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

20.           No portion of the Premises or any other part of the Project shall at any time be used or occupied as sleeping or lodging quarters.

21.           Tenant shall at all times keep the Premises neat and orderly.

22.           The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  The expenses of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the Tenant who (or whose employees or invitees) shall have caused such damage.

23.           All tenant modifications resulting from alterations or physical additions in or to the Premises must conform to all applicable building and fire codes.  Tenant shall obtain written approval from the management office prior to commencement of any such modifications and shall deliver as built plans to the management office upon completion.

24.           Tenant agrees to place all indoor potted plants requiring water within a container capable of collecting any water overflow, such containers to be approved and/or supplied by Landlord, at Tenant’s sole expense.  Tenant agrees to use caution so that indoor plants do not damage or soil the Premises.

25.           Tenant shall not park (and shall insure that Tenant’s employees, agents, and invitees do not park) in any reserved parking space other than those reserved parking spaces, if any, specifically assigned to Tenant.  Any vehicle improperly parked, or parked in any unauthorized parking area in the Project, shall be towed at the vehicle owner’s expense and without further or additional notice.

26.           Persons using the Parking Garage do so at their own risk.  Landlord specifically disclaims all liability, except when caused solely by its gross negligence or willful misconduct, for any personal injury incurred by users of the Parking Garage, their agents, employees, family, friends, guests or invitees, or as a result of damage to, theft of, or destruction of any vehicle or any contents thereof, as a result of the operation or parking of vehicles in the Parking Garage.